SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )


     Filed by the registrant [X]
     Filed by a party other than the registrant [ ]
     Check the appropriate box:

     [ ]    Preliminary Proxy Statement
     [X]    Definitive Proxy Statement
     [ ]    Definitive Additional Materials
     [ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            ARISTA INVESTORS CORP.
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                (Name of Registrant as Specified in Its Charter)

                            ARISTA INVESTORS, CORP.
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                   (Name of Person(s) Filing Proxy Statement)


     Payment of filing fee (Check the appropriate box):

     [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(l), or 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     [ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
            0-11.

          (1)  Title of each class of securities to which transaction applies:

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          (2)  Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which the filing fee is calculated and state how it was determined):

          (4)  Proposed maximum aggregate value of transaction:

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          (5)  Total fee paid:

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     [ ]    Fee paid previously with preliminary materials

-------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)  Amount previously paid:

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          (2)  Form, schedule or registration statement no.:

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          (3)  Filing party:

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          (4)  Date filed:

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



                             ARISTA INVESTORS CORP.


                               ------------------



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held on October 12, 1995



                               ------------------




     Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Arista Investors Corp. (the "Company") will be held on October 12, 1995, at 10:00 a.m., local time, at the Long Island Marriott Hotel and Conference Center, 101 James Doolittle Boulevard, Uniondale, New York 11553-3637, for the following purposes:


          1. To elect seven directors, three by the Class A Common Stockholders and four by the Class B Common Stockholders, to constitute the Board of Directors and to serve until the next annual meeting and until their successors are elected and qualified.

          2. To ratify the appointment of Rosen Seymour Shapss Martin & Company as the independent public accountants of the Company.

          3. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.


     The close of business on August 17, 1995, has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to receive notice of and to vote at the Meeting, and any adjournment or adjournments thereof.

     Whether or not you expect to be present at the Meeting, please complete, date, and sign the enclosed proxy card and return it in the envelope provided. Your vote is important regardless of the number of shares you own.


                                      By Order of the Board of Directors,


                                        LOUIS H. SALTZMAN,
                                             Secretary



Date:  September 18, 1995

                             ARISTA INVESTORS CORP.
                                 116 John Street
                            New York, New York  10038

                               ------------------

                                 PROXY STATEMENT

                               ------------------


                         ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held on October 12, 1995


                                  INTRODUCTION


     This Proxy Statement is being furnished to stockholders of Arista Investors Corp., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders (the "Meeting") of the Company to be held at the Long Island Marriott Hotel and Conference Center, 101 James Doolittle Boulevard, Uniondale, New York 11553-3637, at 10:00 a.m., local time, on October 12, 1995, and at any adjournment or adjournments thereof. This Proxy Statement and the accompanying Notice of Meeting of Stockholders, Form of Proxy, and 1994 Annual Report To Stockholders are first being mailed to stockholders of the Company on or about September 20, 1995.

     At the Meeting, stockholders entitled to notice and to vote will elect seven Directors, three by the Class A Common Stockholders and four by the Class B Common Stockholders, to hold office for the ensuing year and until their successors shall have been duly elected and qualified.

     The Board of Directors has fixed the close of business on August 17, 1995 as the record date (the "Record Date") for the determination of those stockholders of the Company entitled to notice of and to vote at the Meeting. Only those holders of record on the books of the Company on the Record Date will be entitled to vote at the Meeting. Each stockholder of the Company's Class A common stock, par value $0.01 per share (the "Class A Common Shares" or "Class A Common Stock"), will be entitled to cast, in person or by properly executed proxy, one vote for each Class A Common Share so held for each of three nominees to serve as "Class A" directors. The stockholder of the Company's Class B common stock, par value $0.01 per share (the "Class B Common Shares" or "Class B Common Stock"), will be entitled to cast one vote for each Class B Common Share so held for each of four nominees to serve as "Class B" directors.

     On the Record Date, there were outstanding 1,930,600 Class A Common Shares and 47,400 Class B Common Shares. The presence, either in person or by properly executed proxies, of the holders of a majority of the outstanding Class A Common Shares entitled to vote and of the holders of a majority of the outstanding Class B Common Shares entitled to vote are necessary to constitute a quorum at the Meeting. In all matters other than the election of directors, an amendment to the certificate of incorporation, or any merger, sale of assets or other similar corporate matter, the affirmative vote a majority of the Class A Common and the Class B Common, voting as a single class, present in person or represented by proxy at the Meeting and entitled to vote on the subject matter shall be the act of the stockholders. Abstentions will be treated as votes against a proposal; and broker non-votes will be counted towards a quorum, but will not be counted for purposes of determining whether a matter has been approved by the stockholders. "Class A" directors and "Class B" directors shall be elected by the plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors.

     All Class A Common Shares represented at the Meeting by properly executed proxies received by the Company, and not revoked prior to the taking of the vote at the Meeting, will be voted at the Meeting in accordance with the instructions on such proxies. If no instructions are indicated, such proxies will be voted for the election to the Board of Directors of the Class A Common Stock nominees named in this Proxy Statement. The Class B Common Stock nominees will be elected by the vote of the holder of the Class B Common Shares, all of which shares are owned by Bernard Kooper. No proxies are being solicited for the Class B Common Shares. The Company does not know of any matters, other than the election of Directors, which will be presented at the Meeting. However, if any other matters are properly presented at the Meeting for action, the proxy holders will have the authority to vote on such matters in their discretion.

     Any proxy given pursuant to this solicitation may be revoked by the stockholder who granted such proxy by giving notice thereof at any time before the proxy is voted. Such revocation will not be effective until written notice thereof is received by the Secretary of the Company. All notices of revocation of proxies should be delivered to the Secretary either (i) at Arista Investors Corp., 116 John Street, New York, New York 10038, prior to the Meeting, or (ii) at the Meeting. Attendance by a stockholder at the Meeting will not, in itself, constitute revocation of such stockholder's proxy.

     The Company will bear the costs of the solicitation of proxies from its stockholders. In addition to the use of the mails, proxies may be solicited by the directors, officers, and employees of the Company by personal interview, telephone, or telegram. Such directors, officers, and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company will reimburse such custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.


                PRINCIPAL STOCKHOLDERS; SHARES HELD BY MANAGEMENT

     As of the Record Date, the Company had 1,930,600 Class A Common Shares and 47,400 Class B Common Shares issued and outstanding. The table on the following page sets forth the number of shares of the Company's common stock owned as of August 17, 1995 by (i) owners of more than 5% of the Company's outstanding common stock, (ii) each director of the Company, (iii) each of the Named Executives, and (iv) all officers and directors of the Company as a group. Except as otherwise indicated, each person or entity named in the table has sole investment power and sole voting power with respect to the shares of the Company's common stock set forth opposite his name.

                                      Number of Shares of
                                      Class A and Class B                    Percentage of Ownership (1)
Name and Address of                       Common Stock                       ---------------------------
Beneficial Owner                       Beneficially Owned         Class A            Class B      Class A and Class B
----------------------                 -------------------        -------            -------      -------------------
Bernard Kooper (2)(6)                    572,600                   22.88%             100%              24.44%
116 John Street
New York, New York  10038

Stanley S. Mandel(3)                     283,800                   13.35%              --               13.05%
116 John Street
New York, New York  10038

Andrew H. Kooper(4)                       10,000                     .52%              --                 .50%
210 East 47th Street
New York, NY 10017

Louis H. Saltzman(5)(6)                   70,000                    3.52%              --                3.43%
116 John Street
New York, New York  10038

Richard P. Farkas                             --                      --               --                  --
265 Monmouth Park Highway
West Long Branch, New Jersey  07764

Noah Fischman(7)                          71,600                    3.71%              --                3.62%
99 Powerhouse Road
Roslyn Heights, New York  11577

J. Martin Feinman(8)                      44,000                    2.28%              --                2.22%
270-07 E Grand Central Parkway
Floral Park, New York  11005

Daniel Glassman                           38,600                    2.00%              --                1.95%
4 Magnolia Lane
Woodbury, New York 11797

Joseph Rubin(9)                          119,600                    6.19%              --                6.05%
100 Church Street
New York, NY  10007

Glickenhaus & Co.(10)                    134,100                    6.95%              --                6.78%
6 East 43rd Street
New York, New York  10017

American Securities Corp.(11)            122,000                    6.32%              --                6.17%
80 Pine Street
New York, New York  10005

National American Insurance               98,200                    5.09%              --                4.96%
  Company of California(12)
19100 Susana Road
Rancho Dominguez, CA 90221

A.F. Hovey & Associates, Inc.(13)        109,200                    5.66%              --                5.52%
Plaza 600 Building, Suite 1724
600 Stewart Street
Seattle, Washington 98101

Old Lyme Holding Corporation(14)         205,000                   10.62%              --               10.36%
122 East 42nd Street
New York, NY 10168

All officers and directors             1,101,800                   41.00%             100%              42.07%
as a group (9 persons)
(2)(3)(4)(5)(7)(8)

________________________________________
         Footnotes follow on next page.

(1) Based upon 1,930,600 shares of Class A Common Stock outstanding and 47,400 shares of Class B Common Stock outstanding. Includes shares which said persons have the right to obtain beneficial ownership within sixty (60) days from the date hereof through the exercise of outstanding options and warrants. Does not reflect 3,100 shares of Class A Common Stock reserved for issuance pursuant to the 1986 Incentive Stock Option Plan ("1986 Plan").

(2) Includes 47,400 shares of Class B Common Stock owned by Mr. Kooper, representing all of the issued and outstanding shares of Class B Common Stock of the Company, 30,400 shares of Class A Common Stock owned by Arlyne Kooper, wife of Bernard Kooper, and 365,000 shares of Class A Common Stock issuable upon the exercise of the warrant held by Mr. Kooper. Does not include options to purchase 10,000 shares of Class A Common Stock under the 1986 Plan, owned by Andrew Kooper, the son of Bernard Kooper. Mr. Kooper disclaims beneficial ownership of the shares owned by his son.

(3) Includes shares of Class A Common Stock held in the various retirement accounts of Mr. Mandel and Joy Mandel, wife of Stanley S. Mandel, options to purchase 120,000 shares of Class A Common Stock under the 1985 Incentive Stock Option Plan ("1985 Plan"), options to purchase 58,400 shares of Class A Common Stock under the 1986 Plan and 17,600 shares of Class A Common Stock issuable upon the exercise of the non-qualified stock option held by Mr. Mandel.

(4) Includes options to purchase 10,000 shares of Class A Common Stock under the 1986 Plan. Mr. Kooper is the son of Bernard Kooper. On October 14, 1994, Mr. Kooper resigned from his positions with the Company, Arista Insurance Company and The Collection Group, Inc. His options will expire on October 14, 1995, one year from the date of his resignation.

(5) Includes options to purchase 60,000 shares of Class A Common Stock under the 1985 Plan.

(6) Mr. Kooper is the father-in-law of Mr. Saltzman. Each disclaims beneficial ownership of the securities of the Company owned by the other.


(7) Includes 23,200 shares of Class A Common Stock owned by Barbara Fischman, the wife of Noah Fischman.

(8) Does not include 2,400 shares of Class A Common Stock owned by Carl Feinman, the son of J. Martin Feinman, 2,400 shares of Class A Common Stock owned by Lisa Feinman Baum, the daughter of J. Martin Feinman, and 2,400 shares of Class A Common Stock owned by Jane Feinman Kendes, the daughter of J. Martin Feinman. Mr. Feinman disclaims beneficial ownership of the shares of Class A Common Stock owned by his children.

(9)  According to the Schedule 13G, dated February 7, 1989, filed by Mr. Rubin.

(10) According to Amendment No. 6 to the Schedule 13G, dated January 29, 1991, filed by Glickenhaus & Co. with the Securities and Exchange Commission. Glickenhaus & Co. has sole power to vote or direct the vote of 130,100 shares and the sole power to dispose or to direct the disposition of 134,100 shares.

(11) According to the Schedule 13D, dated November 3, 1988, filed by American Securities Corp. on behalf of certain reporting persons.

(12) According to the Schedule 13D, dated August 3, 1990, filed by National American Insurance Company of California.

(13) According to the Schedule 13D, dated August 15, 1994, filed by A.F. Hovey & Associates, Inc.

(14) According to the Schedule 13D, Amendment No. 1, dated April 4, 1995, filed by Old Lyme Holding Corporation on behalf of itself and certain reporting persons.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS
                              ---------------------

     Seven directors will be elected as follows: three directors are to be elected by the holders of the Class A Common Stock and four directors are to be elected by the holder of the Class B Common Stock. The seven directors to be elected are to serve until the next Annual Meeting of Stockholders and until their successors are elected and have qualified.


     The nominees for election as "Class A" directors are as follows:

                              Richard P. Farkas
                              J. Martin Feinman
                              Stanley S. Mandel


     The nominees for election as "Class B" directors are as follows:

                              Noah Fischman
                              Daniel Glassman
                              Bernard Kooper
                              Louis H. Saltzman


     Each of the nominees is currently serving on the Board of Directors.
Except for Mr. Richard P. Farkas, each of the nominees has so served continuously since he first became a director. Mr. Farkas served on the Board of Directors from June 1988 to June 1990, at which time the size of the Board of Directors was reduced from eight directors to five directors. Mr. Farkas was re-elected to the Board of Directors on September 12, 1991. Information about all nominees is set forth under "Management - Directors and Executive Officers."

     It is the intention of the persons named as proxy, unless authority is withheld, to vote the proxies given them for the election of each of the three Class A nominees named herein.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL THREE NOMINEES
                                                         ---
FOR DIRECTOR.

                                   MANAGEMENT

Directors and Executive Officers
--------------------------------

     The names of the directors, executive officers, and nominees for directors, their ages, positions with the Company, Arista Insurance Company ("Arista"), and The Collection Group, Inc. ("Collection"), and their tenure as directors of the Company, are set forth below:

                                                                                           Director of
                                                                                           the Company
Name                        Age               Position                                         Since
----                        ---               --------                                     ----------------
Bernard Kooper*             70                Chairman of the Boards of Directors          1978
                                              of the Company, Arista, and Collection,
                                              and President of the Company

Stanley S. Mandel**         60                Executive Vice President and                 1983
                                              Director of the Company, President
                                              and Director of Arista, and Director
                                              of Collection

Susan J. Hall               51                Senior Vice President and Treasurer          --
                                              of the Company and Arista, and Controller
                                              and Director of Arista

Louis H. Saltzman*          45                Secretary and Director of the                1981
                                              Company and Arista, and Director
                                              of Collection

Richard P. Farkas**         70                Director of the Company and Arista           1991

J. Martin Feinman**         70                Director of the Company, Arista, and         1978
                                              Collection, and Secretary of Collection

Noah Fischman*              63                Director of the Company, Arista, and         1978
                                              Collection

Daniel Glassman*            66                Director of the Company and Arista           1994

*   Elected by the Class B Stockholder
**  Elected by the Class A Stockholders

     Bernard Kooper has served as Chairman of the Board of Directors and President of the Company since its inception, Chairman of the Board of Directors of Arista since June 1986, and Chairman of the Board of Directors of Collection since June 1991. Since 1971, he has served as President and sole stockholder of Bernard Kooper Life Agency, Inc. and Bernard Kooper Associates, Inc., life and accident and health general agents in New York, New York. Since 1968, he has also served as Vice President and a principal stockholder of Fischman-Kooper, Inc., a multi-line insurance agency located in Roslyn Heights, New York. Mr. Kooper is the father of Andrew Kooper and the father-in-law of Louis H. Saltzman.

     Stanley S. Mandel has served as Executive Vice President and a Director of the Company, and President and a Director of Arista since August 1983. Since June 1991, he has served as a Director of Collection. He is also a director of Micro-Medical Industries, Inc.

     Susan J. Hall has served as Senior Vice President and Treasurer of the Company and Arista since March 1988, and a Director of Arista since June 1987. From June 1987 until March 1988, she served as Vice President of Arista. Since October 1986, she has served as Controller of Arista.

     Louis H. Saltzman has served as Secretary and a Director of the Company and Arista since May 1981. Since June 1991, he has served as a Director of Collection. From May 1981 to March 1988, he served as Treasurer of the Company and Arista. Since January 1989, he served as President and sole stockholder of The Saltzman/Kooper Agency, Inc., a life and accident and health general agency in New York, New York. From May 1975 to December 1988, he served as an insurance broker and brokerage manager for Bernard Kooper Life Agency, Inc., and Bernard Kooper Associates, Inc., life and health general agents in New York, New York. Mr. Saltzman is the son-in-law of Bernard Kooper.

     Richard P. Farkas has served as a Director of the Company since September 1991 and as a Director of Arista since June 1988. From June 1988 to June 1990, he served as a Director of the Company. From April 1988 to June 1989, he served as Chairman of the Board of Directors of Rosenkrantz Lyon & Ross Holdings, Inc., the principal stockholder of Rosenkrantz Lyon & Ross Incorporated, a New York Stock Exchange member investment banking and brokerage firm. He is also Chairman and Chief Executive Officer of IMC International Management Consultants, Inc., which provides business and management consulting services. Mr. Farkas is also a director of Polymer Construction Products, Ltd. and the Chairman of the Board and Chief Executive Officer of Zemid Corp.

     J. Martin Feinman has served as a Director of the Company since its inception, and has served as a Director of Arista since May 1981. Since June 1991, he has served as a Director and Secretary of Collection. From 1950 until November 1992, he served as President of Olde England Paint and Varnish Corporation, a distributor of paint products, located in Brooklyn, New York. From 1959 until August 1987, he served as President and Chief Executive Officer and was the principal stockholder of Nationwide Chemical Co., Inc., a manufacturer of chemical products, located in Brooklyn, New York.

     Noah Fischman has served as a Director of the Company since its inception, and served as Vice President of the Company from its inception to June 1987. He has served as a Director of Arista since June 1982, and Vice President from June 1982 to June 1987. From June 1991 to the present, he has served as a Director of Collection. Since 1968, he has served as President and has been a principal stockholder of Fischman-Kooper, Inc., a multi-line insurance agency located in Roslyn Heights, New York.

     Daniel Glassman has served as a Director of the Company since October 1994 and has served as a Director of Arista since June 1982. From 1971 to 1991 he served as Vice President-Finance and Director of Leo Ronal, Inc, a chemical specialties manufacturer. He is the President and sole stockholder of CSA, Inc., a clothing manufacturer and the principal stockholder of JLT Corp., a clothing manufacturer.

     The terms of office of all officers and directors expire at the time of the Annual Meeting of Stockholders.

Committees of the Board
-----------------------

     The Board of Directors has the following standing committees:

     Audit -- The Audit Committee reviews the Company's financial accounting
     -----
procedures, internal controls and the reports of the Company's independent certified public accountants. The Audit Committee met one time in 1994. The members of the Audit Committee are Messrs. Feinman, Farkas and Fischman.

     Compensation -- The Compensation Committee makes recommendations to the
     ------------
Board concerning compensation arrangements for directors, executive officers and certain other senior management of the Company. The Compensation Committee met one time in 1994. The members of the Compensation Committee are Messrs. Feinman, Fischman and Kooper.

     Executive -- The Executive Committee has, to the extent permitted by law,
     ---------
the full power and authority of the full Board of Directors to act when the Board is not in session. The Executive Committee did not meet in 1994. The members of the Executive Committee are Messrs. Kooper, Mandel, Feinman, Fischman, and Saltzman.

     Investment -- The Investment Committee makes recommendations to the Board
     ----------
concerning the cash management and investment policies of the Company. The Investment Committee did not meet in 1994. The members of the Investment Committee are Messrs. Kooper, Farkas and Fischman.

     Acquisitions -- A special committee of the Board was established in 1994 to
     ------------
assist the Board in selecting potential candidates for mergers or acquisitions with the Company. The Acquisition Committee met eleven times in 1994. The members of the Acquisition Committee are Messrs. Feinman, Fischman and Farkas.

     Twelve meetings of the Board of Directors were held during 1994. In 1994, each incumbent director attended at least 75 percent of the aggregate of (i) the total number of meetings of the Board held during the period for which he was a director plus (ii) the total number of meetings held by all committees of the Board on which the incumbent served.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

     The following table shows, for the three most recently ended fiscal years ended December 31, the cash compensation paid or accrued for those years to the President of the Company and to each of the four most highly compensated executive officers of the Company other than the President whose aggregate annual salary and bonus paid in compensation for services rendered in all the capacities in which they served exceeded $100,000 for the Company's last fiscal year (the "Named Executives"):

                                                  SUMMARY COMPENSATION TABLE
                                                                                         Long-Term Compensation
                                                                        ----------------------------------------------------------
                                           Annual Compensation                 Awards                          Payouts
                                   ------------------------------------ --------------------  ------------------------------------
Name and                                                    Other       Restricted
Principal                                                   Annual       Stock      Options/    LTIP            All Other
Position                     Year  Salary($)  Bonus($)  Compensation($)  Awards($)  SARs (#)  Payouts($)  Compensation($)(3)(4)(6)
--------                     ----  ---------  --------  ---------------  ---------  --------  ----------  ------------------------
Bernard Kooper -
Chairman of the Boards of
Directors of the Company,    1992   125,004    35,000         -0-          -0-         -0-       -0-             12,690
Arista and Collection and    1993   146,667    35,000         -0-          -0-         -0-       -0-             24,275
President of the Company     1994   150,000    35,000         -0-          -0-         -0-       -0-             35,950(7)
  (1)(3)(4)(5)

Stanley S. Mandel -
Executive Vice President
and Director of the Company,
President and a Director of  1992   190,818    50,000         -0-          -0-         -0-       -0-             14,144
Arista and a Director of     1993   205,673    35,000         -0-          -0-         -0-       -0-             28,363
Collection(2)(3)(4)(5)       1994   208,750    35,000         -0-          -0-         -0-       -0-             27,196(7)

Andrew H. Kooper - Former    1992    95,090    12,500         -0-          -0-         -0-       -0-               -0-
Vice President of the        1993    99,400    10,000         -0-          -0-         -0-       -0-               -0-
Company, Executive Vice      1994    78,373     7,455         -0-          -0-         -0-       -0-             21,027(6)
President and Director of
Arista and President of
Collection(5)(6)

(1) In June 1986, the Company entered into an employment agreement with Mr. Kooper which expired in February 1993. Effective February 1993, the Company entered into an employment agreement with Mr. Kooper which provides Mr. Kooper a base salary of $150,000 per annum. The agreement obliges Mr. Kooper to devote such time as he deemed necessary to perform his duties on behalf of the Company (but in no event less than 120 days per year). Mr. Kooper continues to devote a substantial amount of his time to the activities of Bernard Kooper Life Agency Inc., Bernard Kooper Associates, Inc., Fischman-Kooper, Inc. and other business activities during the year. In July 1994, the parties amended the employment agreement, which amendment, among other things, extended Mr. Kooper's term of employment an additional three years. Mr. Kooper's employment agreement will now expire in February 2001.

(2) In June 1986, Arista entered into an employment agreement with Mr. Mandel which expired in February 1993. Effective February 1993, Arista entered into an employment agreement with Mr. Mandel which provides Mr. Mandel a base salary of $208,750 per annum. In July 1994, the parties amended the employment agreement, which amendment, among other things, extended Mr. Mandel's term of employment an additional three years. Mr. Mandel's employment agreement will now expire in February 2001. Mr. Mandel also is entitled to annual reimbursements for automobile expenses of up to $9,000 and a non-accountable expense allowance of up to $5,000 per annum. Mr. Mandel's employment agreement also provides that Arista shall obtain a long-term disability benefits policy with benefits of $5,000 per month for Mr. Mandel.

(3) Each of Mr. Kooper's and Mr. Mandel's employment agreements were amended in July 1994 to provide for a split-dollar insurance policy in the amount of $1,000,000 and $205,000 respectively. Pursuant to these amendments, the Company and Arista will pay the premiums on these policies on behalf of Mr. Kooper and Mandel for a period of time specified in each employment agreement. The premium payments are treated as loans to both Mr. Kooper and Mr. Mandel and are collateralized by the underlying policy cash values. At December 31, 1994, loans aggregating $57,313 have been made to Mr. Kooper and loans aggregating $21,602 have been made to Mr. Mandel. At December 31, 1994, the cash surrender value of the insurance policy owned by Mr. Kooper was approximately $35,979 and the cash surrender value of the insurance policy owned by Mr. Mandel was approximately $15,805. In the event that Mr. Mandel or Mr. Kooper shall be living on February 16, 2001, each of them will be entitled to a lump sum retirement benefit equal to the amount of premiums paid by the Company attributable to the cumulative increase in the cash surrender value of the policies during the period ending February 2001. The Company is required to make a lump sum payment on behalf of Mr. Kooper or Mr. Mandel sufficient to render their respective policy "paid up" upon (i) their death (if they predeceases their spouse), (ii) one year from a physical or mental disability or
(iii) a merger, consolidation, or sale of all or substantially all of the assets of the Company or Arista, provided their employment has not been terminated for cause.

(4) Each of Mr. Kooper's and Mr. Mandel's employment agreements provide that in the event of a consolidation, merger, or sale of all or substantially all of the assets of the Company or Arista, the employment agreements may be terminated, and upon such termination, Mr. Kooper and/or Mr. Mandel, respectively, would be entitled to receive a lump sum payout. The payout will be the maximum amount that will not trigger the excise tax payable in the event of an "excess parachute payment" as such term is defined in the Internal Revenue Code of 1986, as amended.

(5) Bernard Kooper, Stanley S. Mandel and Andrew Kooper were the only executive officers of the Company whose aggregate annual salary and bonus paid in compensation for services rendered in all capacities in which they served exceeded $100,000 in 1994.

(6) On October 14, 1994 Mr. Andrew Kooper resigned from his positions with the Company, Arista and Collection. For 1994, Mr. Andrew Kooper received $78,373 in salary and $21,027 in severance payments, which severance payments continued until April 14, 1995.

(7) Other compensation includes: (a) insurance premiums paid in fiscal 1994 by, or on behalf of, the Company with respect to certain split dollar life insurance policies as follows: (i) Bernard Kooper, $35,950 (Mr. Kooper had taxable income in 1994 of $1,552 with regard to these premiums), and (ii) Stanley S. Mandel $11,313 (Mr. Mandel had taxable income in 1994 of $537 with regard to these premiums); (b) Stanley S. Mandel also received automobile expenses of $8,250 and a non-accountable expenses of $4,583 and (c) long-term disability premium payment of $3,050.

Stock Options

   There were no options granted in fiscal 1994 and no options were exercised by a Named Executive in fiscal 1994. The following table sets forth information concerning each exercise of stock options during fiscal 1994 by each of the Named Executives at the fiscal year-end and the value of unexercised options at the fiscal year-end:

                                    AGGREGATE OPTIONS/SAR EXERCISE IN LAST FISCAL YEAR
                                                 AND FY-END OPTION/SAR VALUES
                                                                                               Value of Unexercised
                                                             Number of Unexercised                 In-the-Money
                             Shares                              Option/SARs at                   Option/SARs at
                            Acquired                               FY-End (#)                        FY-End($)
                               on             Value     --------------------------------  -------------------------------
                           Exercise(#)     Realized($)     Exercisable    Unexercisable     Exercisable(*)Unexercisable
                           -----------     -----------     -----------    -------------     -----------   -------------
Bernard Kooper                   -0-             -0-         365,000              -0-        $561,370            -0-
Stanley S. Mandel                -0-             -0-         196,000              -0-        $301,448            -0-
Andrew H. Kooper                 -0-             -0-          10,000              -0-          $8,130            -0-

-----------------------------------
*Based on the fair market value per share of the Company's Class A Common Shares of $2.938 (the average of the "low ask" and
"high bid" of the Company's Class A Common Shares on the NASDAQ on August 15, 1995).

                            COMPENSATION OF DIRECTORS

     Directors of the Company are usually elected annually. Directors of the Company and Arista who are not full-time employees of the Company or Arista, were paid $1,125 per quarter for each Board on which the member served. Effective January 1, 1994, Directors of the Company and Arista who are not full-time employees of the Company or Arista receive $250 for each meeting actually attended and $250 for each committee meeting actually attended. Directors of Collection are not separately compensated. No attendance fee for a committee meeting is paid if a Directors' meeting is held on the same day.

     In May 1993, Arista entered into an agreement with a company owned by Richard Farkas, a director of Arista and the Company. Under the agreement, consulting services were to be performed for Arista for a fee of $1,000 per month. The agreement was terminated in November, 1993. Arista paid $5,000 to Mr. Farkas' company under the agreement during 1993. In March 1994, Arista engaged his company again to perform certain consulting services. Such consulting services were performed throughout the two-month period ended May 23, 1994. Arista paid $12,000 to Mr. Farkas' company for such services. See "Certain Transactions."



                    EMPLOYMENT CONTRACTS AND TERMINATIONS OF
                  EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company's employment agreements with Mr. Bernard Kooper and Mr. Stanley
S. Mandel are described in the footnotes to the Summary Compensation Table on pages 9 and 10 of this Proxy Statement.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Bernard Kooper, the President of the Company, Noah Fischman and J. Martin Feinman. Mr. Fischman is a former Vice President of the Company. Messrs. Kooper and Fischman have certain relationships. See "Certain Transactions."


                     BOARD COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for determining and administering the Company's compensation policies for the remuneration of the Company's senior management. The Committee annually evaluates individual and corporate performance from both a short-term and long-term perspective. The Compensation Committee's recommendations regarding all members of senior management are subject to the approval of the full Board of Directors. The Company's executive compensation program is designed to reward and retain highly qualified executives and encourage the achievement of business objectives, superior corporate performance and both short-term and long-term strategic planning of the Company's business affairs.

     Historically, compensation of the Company's senior management has principally been in the form of a base salary, and cash bonuses, rather than long-term cash and stock-based incentives. Recently, the Compensation Committee has focused on senior management's role in shaping the strategic business plans of the Company, rather than on recent corporate performance, when considering senior management's total compensation.

     Other than with respect to the Company's executive officers with employment agreements, base salaries of officers are reviewed annually, and are approved by the Compensation Committee and the Board of Directors. Initial salaries, subsequent increases in such salaries, and bonuses are based on individual qualifications, experience, and performance, and each such officer's job responsibilities.

     The compensation arrangements for Bernard Kooper and Stanley S. Mandel were revised during fiscal 1994. Messrs. Kooper and Mandel are the Company's most senior officers and play important roles in achieving overall corporate goals. In making their bonus awards, the Compensation Committee takes into consideration their total compensation arrangements, overall corporate financial performance, and their respective roles in attaining such results and in shaping the short-term and long-term business strategies of the Company.

Dated:  September 11, 1995


                             COMPENSATION COMMITTEE

                         Bernard Kooper
                         Noah Fischman
                         J. Martin Feinman



                       COMPARATIVE STOCK PERFORMANCE GRAPH

     The following is a graph comparing the annual percentage change in the cumulative total shareholder return of the Company's common stock with the cumulative total returns of the published Dow Jones Equity Market Index and Dow Jones Insurance - Property & Casualty Index for the Company's last five (5) fiscal years.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
         Among Arista Investors Corp., Dow Jones Equity Market Index and
                 Dow Jones Insurance - Property & Casualty Index

                         Fiscal Year Ending December 31

                              [PERFORMANCE GRAPH]


                                  1989   1990   1991   1992   1993   1994
--------------------------------------------------------------------------
Arista Investors Corp.            100     94     69     94     113    150
--------------------------------------------------------------------------
Dow Jones Equity Market Index     100     96    127    138     152    153
--------------------------------------------------------------------------
Dow Jones Insurance - Property    100     96    119    145     146    154
  & Casualty

                              CERTAIN TRANSACTIONS

          Bernard Kooper, President of the Company and Chairman of the Boards of Directors of the Company, Arista, and Collection, owns Bernard Kooper Life Agency, Inc., a general agent of Arista. Mr. Kooper is also a principal shareholder of Fischman-Kooper, Inc., an insurance broker. During the calendar years 1992, 1993 and 1994, Arista paid approximately $284,000, $258,000 and $244,000, respectively, in gross commissions to Bernard Kooper Life Agency, Inc. Such commissions relate to approximately 7%, 6% and 5.5% of gross premiums earned by the Company during the years ended December 31, 1992, 1993 and 1994 respectively. Of these amounts, Bernard Kooper Life Agency, Inc. paid approximately $206,000 in 1992, $185,000 in 1993, and $177,000 in 1994 to
brokers, including approximately $16,000 in 1992, $21,000 in 1993, and $22,000 in 1994 to members of the Board of Directors of Arista who are licensed insurance brokers. Furthermore, the commissions paid to director/brokers include payments to Fischman-Kooper, Inc. of approximately $12,000 in 1992, $16,000 in 1993, and $17,000 in 1994 and payments to Louis D. Krasner, Inc. of approximately $4,000 in 1992, $5,000 in 1993, and $5,000 in 1994. Noah
Fischman, a Director of the Company, Arista, and Collection, is also a principal shareholder of Fischman-Kooper, Inc. Michael B. Krasner, a Director of Arista,
is the President of Louis D. Krasner, Inc.   Bernard Kooper Life Agency, Inc.,
Fischman-Kooper, Inc. and Louis D. Krasner, Inc. are compensated on the same basis as Arista's other general agents and brokers. In addition, members of the Board of Directors of the Company and Arista received commissions paid by third parties of approximately $5,000 in 1992, $18,000 in 1993, and $15,000 in 1994
for the placement of the Company's or Arista's life and health insurance coverage, directors' and officers' liability insurance and fidelity bond coverage with other insurers. Furthermore, such commissions paid to director/brokers include approximately $5,000 in 1992, $18,000 in 1993, and $11,000 paid to Noah Fischman for the placement of the Company's or Arista's life and health insurance coverage with other insurers, and approximately $4,000 in 1994 paid to Louis D. Krasner, Inc. for directors' and officers' liability insurance and fidelity bond coverage.

     From 1986 until December 31, 1990, Bernard Kooper Associates, Inc., a corporation wholly owned by Bernard Kooper, occupied approximately 1680 square feet of the office space leased by the Company adjacent to its offices at 116 John Street, New York, New York. Bernard Kooper Associates, Inc. entered into a sublease with the Company and was responsible for its proportionate share of all rental charges.

     Effective January 1, 1993, The Saltzman/Kooper Agency, Inc., a life and health insurance agency controlled by Louis H. Saltzman, a Director and the Secretary of the Company and Arista, and a Director of Collection, orally entered into an arrangement with the Company to sublease the space which was previously rented to Bernard Kooper Associates, Inc. The sublease between the Company and The Saltzman/Kooper Agency, Inc. is on similar terms as the Company's lease with its landlord, and The Saltzman/Kooper Agency, Inc. is responsible for its proportionate share of all rental charges. The arrangement was terminated effective May 31, 1995.

     In May 1993, Arista entered into an agreement with a company owned by Richard Farkas, a Director of Arista and the Company. Under the agreement, consulting services were to be performed for Arista for a fee of $1,000 per month. The agreement was terminated in November, 1993. Arista paid $5,000 to this company under the agreement during 1993. In March 1994, Arista engaged the company again to perform certain consulting services. Such consulting services were performed throughout the two month period ended May 23, 1994. Arista paid $12,000 to this company for such services.

                                   PROPOSAL 2

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
          -------------------------------------------------------------

     Rosen Seymour Shapss Martin & Company (formerly Blonder, Seymour, Shapss, Solomon & Company) were the Company's independent public accountants for the years ended December 31, 1993 and 1994, and were selected to serve in such capacity for the year ending December 31, 1995 as well. Accordingly, the Board of Directors recommends that the stockholders now ratify the appointment of Rosen Seymour Shapss Martin & Company as the Company's auditors. Representatives of Rosen Seymour Shapss Martin & Company will attend the Meeting, will have an opportunity to make a statement and will be available to answer the appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THIS PROPOSAL.
                                                         ---



                 STOCKHOLDERS PROPOSALS FOR 1996 ANNUAL MEETING

     Stockholders wishing to present proposals to the 1996 Annual Meeting and wishing to have their proposals presented in the proxy statement distributed by the Board of Directors in connection with the 1996 Annual Meeting must submit their proposals in writing no later than December 31, 1995, 120 days before the anticipated date for mailing of the proxy statement for such meeting, to the attention of the Secretary of the Company.


                                     GENERAL

     The Board of Directors knows of no other matters which are likely to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy or their substitutes will vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the form of proxy.

                                   BY ORDER OF THE BOARD OF DIRECTORS,


                                        LOUIS H. SALTZMAN,
                                            Secretary
New York, New York
September 18, 1995

                             ARISTA INVESTORS CORP.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Stanley S. Mandel and Louis H. Saltzman as Proxies, each with the power to appoint a substitute, to represent and to vote, as designated below, all the Class A Common Shares held of record by the undersigned on August 17, 1995, at the Annual Meeting of Stockholders to be held on October 12, 1995, and all adjournments thereof.

     1.   Election of Directors

          FOR all Class A Nominees listed (except as marked to the contrary):

               Richard P. Farkas, J. Martin Feinman and Stanley S. Mandel    [ ]

          WITHHOLD AUTHORITY to vote for all Nominees listed.                [ ]


(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below).


--------------------------------------------------------------------------------


     2. Ratification of the appointment of Rosen Seymour Shapss Martin & Company as independent public accountants of Arista Investors Corp.

        [ ] FOR                  [ ] AGAINST              [ ] ABSTAIN


     3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                          (continued on reverse side)

          This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, said Proxies will vote in favor of the nominees listed in Proposal 1 and in favor of Proposal 2, and will use their discretion for any matters referred to in Item 3.

          Please sign exactly as name appears hereon.


                                   Date:                          , 1995
                                         -------------------------



                                   --------------------------------------------
                                              (Signature)



                                   --------------------------------------------
                                          (Signature if held jointly)



                                   When Class A Common Shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership please sign in the partnership name by authorized person. Please note any change in your address alongside the address as it appears in the proxy.


Please mark in blue or black ink, sign, date and return the proxy card promptly using the enclosed envelope.